                                                                     Exhibit 1.1


                                3,200,000 SHARES


                              TAUBMAN CENTERS, INC.


              7.625% SERIES H CUMULATIVE REDEEMABLE PREFERRED STOCK

                     (LIQUIDATION PREFERENCE $25 PER SHARE)


                             UNDERWRITING AGREEMENT

                                3,200,000 SHARES

                              TAUBMAN CENTERS, INC.

              7.625% SERIES H CUMULATIVE REDEEMABLE PREFERRED STOCK
                     (LIQUIDATION PREFERENCE $25 PER SHARE)


                             UNDERWRITING AGREEMENT


                                            June 8, 2005


Wachovia Capital Markets, LLC
As Representative of the Several
     Underwriters listed on Schedule A hereto
c/o Wachovia Capital Markets, LLC
301 South College Street
Charlotte, North Carolina  28288

Ladies and Gentlemen:

            Taubman Centers, Inc., a Michigan corporation (the "Company"), proposes to issue and sell to the several Underwriters named on Schedule A hereto (the "Underwriters"), for whom you are acting as the representative (the "Representative"), 3,200,000 shares of its 7.625% Series H Cumulative Redeemable Preferred Stock (the "Firm Shares"). In addition, the Company proposes to grant to the Underwriters an option to purchase up to an additional 480,000 shares of its 7.625% Series H Cumulative Redeemable Preferred Stock (the "Option Shares"). The Firm Shares and the Option Shares, if purchased, are hereinafter collectively called the "Shares."

            The Company has filed with the U.S. Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 and Post-Effective Amendment No. 1 thereto (File No. 333-35433), including a prospectus, relating to the Shares. The registration statement, as amended at the time it became effective and as amended by post-effective amendments (including the Company's most recent Annual Report on Form 10-K filed with the Commission and amendments filed pursuant to Rule 462 of the Securities Act of 1933, as amended (the "1933 Act")) at the time of its respective effectiveness, is referred to as the "Registration Statement," and the prospectus included in the Registration Statement at the time it became effective under the Securities Act, as supplemented by the preliminary prospectus supplement dated June 6, 2005 and by a final prospectus supplement dated June 8, 2005 in the form first used to confirm sales of Shares, is referred to as the "Prospectus." For purposes of this Agreement, all references to the Registration Statement, Prospectus or preliminary prospectus or to any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

            All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "1934 Act"), which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

            SECTION 1. REPRESENTATIONS AND WARRANTIES. The Company and The Taubman Realty Group Limited Partnership, a Delaware limited partnership ("TRG"), jointly and severally, represent and warrant to each of the Underwriters, as of the date hereof and as of the Closing Time (as defined below) (in each case, a "Representation Date") and agree with the Underwriters, as follows:

            (a) The Company meets the requirements for use of Form S-3 under the 1933 Act. The Company also meets the requirements for use of Form S-3 under the 1933 Act in accordance with Section 2710(b)(7)(C)(i) of the Conduct Rules of NASD. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, after due inquiry, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. No order preventing or suspending the use of the Prospectus has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, after due inquiry, threatened by the Commission or the state securities authority of any jurisdiction. At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto (including the filing of the Company's most recent Annual Report on Form 10-K with the Commission) became effective and at each Representation Date, the Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto complied and at the Closing Time will comply in all material respects with the requirements of the 1933 Act and the rules and regulations of the Commission thereunder (the "1933 Act Regulations") and did not and at the Closing Time will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus and at the Closing Time, the Prospectus and any amendments and supplements thereto did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that no representation or warranty is made as to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of the Underwriters expressly for use in the Registration Statement or the Prospectus. If the Company elects to rely on Rule 434 of the 1933 Act Regulations, the Company will comply with the requirements of Rule 434. Each preliminary prospectus and Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and, if applicable, each preliminary prospectus and the Prospectus delivered to the Underwriter for use in connection with the offering of the Shares will, at the time of such delivery, be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. If a Rule 462(b) Registration Statement is required in connection with the offering and sale of the Shares, the Company has complied or will comply with the requirements of Rule 111 under the 1933 Act Regulations relating to the payment of filing fees therefor.

            (b) The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, when read together with the other information in the Prospectus, at the date of the Prospectus and at the Closing Time, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property, to conduct its business as described in the Prospectus, and to enter into and perform its obligations under this Agreement and is duly qualified to transact business and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification and as set forth on
Schedule I, except to the extent that the failure to be so qualified or to be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, assets, business or operations of the Company.

            (d) Each of TRG and the Subsidiaries (as defined below) has been duly organized and is validly existing and in good standing as a corporation, partnership, limited liability company, trust or other legal entity under the laws of its jurisdiction of organization, with the requisite power and authority to carry on its business and to own or lease its properties as described in the Prospectus. As used in this Agreement, the term "Subsidiary" shall mean each consolidated subsidiary of the Company and each joint venture included in determining the Company's income from unconsolidated joint ventures in the consolidated financial statements for the Company for the most recent period included in the Prospectus.

            (e) TRG and each Subsidiary is duly qualified or registered as a foreign partnership, limited liability company or corporation, as applicable, in good standing and authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the condition, financial or otherwise, or the earnings, assets, business or operations of TRG or such Subsidiary, as the case may be. Set forth on Schedule II is a list of all Subsidiaries that are "significant subsidiaries" of the Company as defined under
Section 1-02(w) of Regulation S-X and set forth on Schedule I is a list of the jurisdictions in which each such subsidiary is qualified or registered as a foreign partnership, limited liability company or corporation, as applicable.

            (f) The Company is the managing general partner of TRG. The partnership agreement of TRG, as amended, is in full force and effect. The ownership by the Company of its interest in TRG, and the ownership (direct or indirect) by TRG of the capital stock, partnership interests or limited liability company interests of each Subsidiary, are as set forth in the Prospectus, free and clear of any liens or encumbrances except as described in the Prospectus and (in the case of TRG) except pursuant to that certain Shareholders Agreement dated as of November 20, 1992 (as amended and restated on October 30, 2001 and further amended by a First Amendment on December 31, 2001) among Taub-Co Management, Inc., TRG, The A. Alfred Taubman Restated Revocable Trust, as amended, and Taub-Co Holdings LLC. Neither the Company nor TRG owns any direct or indirect equity interest in any entity other than, in the case of the Company, TRG and the Subsidiaries or, in the case of TRG, the Subsidiaries.

            (g) This Agreement has been duly authorized, executed, and delivered by the Company and TRG.

            (h) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus. The authorized capital stock of the Company and the authorized partnership interests in TRG conform to the descriptions thereof contained in the Prospectus in all material respects. All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. There are no securities issued and outstanding that are convertible into or exchangeable for, and options, warrants or other rights outstanding to purchase or subscribe for, any shares of capital stock of the Company, except (1) as described in the Registration Statement and the Prospectus and (2) for any stock options granted under TRG's 1992 Incentive Option Plan, shares of common stock that are issuable upon exchange of outstanding units of limited partnership interest in TRG or Series B Non-Participating Convertible Preferred Stock, restricted stock units granted under The Taubman Company 2005 Long-Term Incentive Plan, shares issuable under the Company's Non-Employee Directors' Stock Grant Plan and Non-Employee Directors' Deferred Compensation Plan and shares of the Company's 8.20% Series F Cumulative Redeemable Preferred Stock that are issuable upon exchange of TRG's 8.20% Series F Cumulative Redeemable Preferred Equity ("Series F Preferred Equity"). None of the outstanding shares of capital stock of the Company was issued in violation of preemptive or other similar rights. Such outstanding shares of capital stock initially were offered and sold by the Company in compliance with all applicable laws (including, without limitation, federal and state securities laws).

            (i) All issued and outstanding units of partnership interests of TRG have been duly authorized and validly issued and have been offered and sold or exchanged in compliance with all applicable laws (including, without limitation, federal and state securities laws). Except as disclosed in the Prospectus, no units of partnership interests of TRG are reserved for any purpose and there are no outstanding securities convertible into or exchangeable for any units of partnership interests of TRG and no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for units of partnership interests of TRG or other securities of TRG. The terms of the units of partnership interests of TRG conform in all material respects to statements and descriptions related thereto contained in the Prospectus.

            (j) The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of the Shares will not be subject to any preemptive or similar rights. The Shares conform to the description thereof in the Prospectus in all material respects and such description conforms to the rights set forth in the Designating Amendment (as defined below). The certificate evidencing the Shares will be in substantially the form to be filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement and the form of stock certificate evidencing the Shares will comply with all applicable legal requirements, with all applicable requirements of the Company's Articles of Incorporation and By-laws and with the requirements of the New York Stock Exchange, Inc.

            (k) KPMG LLP, which was appointed by the Company as its new outside auditor effective March 10, 2004, is and has been since that time an independent registered public accounting firm as required by the 1933 Act, the 1933 Act Regulations and the Public Company Accounting Oversight Board ("PCAOB") and is, and since October 22, 2003 has been, registered with PCAOB. KPMG LLP has audited and reported on the consolidated financial statements of the Company and the combined financial statements of the unconsolidated joint ventures of TRG for the year ended December 31, 2004 and as of the year ended December 31, 2004, and has performed a review in accordance with the American Institute of Certified Public Accountants Statement of Auditing Standards 100 of the consolidated financial statements of the Company and the combined financial statements of the unconsolidated joint ventures of TRG for the three months ended March 31, 2005 and as of March 31, 2005, each included in the Registration Statement and the Prospectus. Deloitte & Touche LLP, the accountants who have audited and reported on the consolidated financial statements of the Company and the combined financial statements of the unconsolidated joint ventures of TRG for the years ended December 31, 2003 and 2002 and as of the year ended December 31, 2003 and included in the Registration Statement and the Prospectus, was, at all relevant times, an independent certified accountant as required by the 1933 Act and the 1933 Act Regulations and registered with PCAOB.

            (l) The consolidated financial statements of the Company and the combined financial statements of the unconsolidated joint ventures of TRG included in the Registration Statement and the Prospectus present fairly the financial position and results of operations of the Company and the Subsidiaries and the combined unconsolidated joint ventures of TRG at the respective dates and for the respective periods specified, and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout such periods. The supporting schedules included in the Registration Statement present fairly the information required to be stated therein. The financial information and data included in the Registration Statement and the Prospectus present fairly the information included therein and have been prepared on a basis consistent with that of the financial statements included in the Registration Statement and the Prospectus and the books and records of the respective entities presented therein. Other than the financial statements (and schedules) included therein, no other financial statements (or schedules) are required by the 1933 Act or the 1933 Act Regulations to be included or incorporated by reference in the Registration Statement. Except as reflected or disclosed in the financial statements included in the Registration Statement or otherwise set forth in the Prospectus, none of the Company, TRG, or any Subsidiary is subject to any material indebtedness, obligation, or liability, contingent or otherwise.

            (m) There are (i) no legal or governmental proceedings pending or threatened to which the Company, TRG, or any of the Subsidiaries is a party other than proceedings accurately described in the Registration Statement or the Prospectus and proceedings that would not have a material adverse effect on the condition, financial or otherwise, or the earnings, assets, business or operations of the Company, TRG, and the Subsidiaries, considered as a single enterprise ("Material Adverse Effect"), or on the power or ability of the Company or TRG to perform its obligations under this Agreement or to consummate the transactions contemplated by the Registration Statement or the Prospectus; and (ii) no statutes, regulations, contracts, or other documents that are required to be described in the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required, except for this Agreement, the amendment to the Company's Articles of Incorporation designating the terms of the Shares (the "Designating Amendment"), and the amendment to TRG's partnership agreement creating and designating partnership units of substantially like kind and like number as the Shares, all of which will be filed prior to the Initial Closing Time (as defined below) under a Form 8-K or post-effective amendment to the Registration Statement that becomes effective upon filing under Rule 462(d) of the 1933 Act Regulations.

            (n) Each of TRG and each Subsidiary has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of TRG and the Subsidiaries, considered as a single enterprise, in each case free and clear of all liens, claims, encumbrances, and defects except such as are described in the Prospectus or such as do not materially interfere with the use made and proposed to be made of such property by TRG or such Subsidiary and do not materially affect the value of such property (except for reciprocal easement agreements or agreements relating to common area maintenance that do not materially interfere with the use made and proposed to be made of such property by TRG or such Subsidiary); and any real property and buildings held under lease by TRG and each Subsidiary are held by them under valid, subsisting, and enforceable leases with such exceptions as do not materially interfere with the use made and proposed to be made of such property and buildings by TRG or such Subsidiary, in each case except as described in or contemplated by the Registration Statement and the Prospectus.

            (o) Each of the Company, TRG, and each Subsidiary is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and the Company has no reason to believe that it, TRG, or any Subsidiary will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its businesses at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, assets, business, or operations of the Company, TRG, and the Subsidiaries, considered as a single enterprise, except as described in or contemplated by the Registration Statement and the Prospectus.

            (p) Each of the Company, TRG, and the Subsidiaries has all consents, authorizations, approvals, orders, certificates, and permits of and from, and has made all declarations and filings with, all federal, state, local, and other governmental authorities, all self-regulatory organizations, and all courts and other tribunals required for it to own, lease, license, and use its properties and assets and to conduct its business in the manner described in the Registration Statement and the Prospectus, except to the extent that the failure to obtain or file would not have a Material Adverse Effect, and none of the Company, TRG, or any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such consent, authorization, approval, order, certificate, or permit that, singly or in the aggregate, if the subject of an unfavorable decision, ruling, or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, assets, business, or operations of the Company, TRG, and the Subsidiaries, considered as a single enterprise.

            (q) Since the dates as of which information is given in the Registration Statement, except as otherwise described therein, (i) there has been no material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, assets, business or operations of the Company, TRG, and the Subsidiaries, considered as a single enterprise ("Material Adverse Change"),
(ii) there have been no material transactions entered into by the Company, TRG, or to the knowledge of the Company, any Subsidiary, other than transactions in the ordinary course of business, (iii) none of the Company, TRG, or any Subsidiary has incurred any material obligation or liability, direct, contingent, or otherwise, (iv) there has been no material change in the short-term debt or long-term debt of the Company or TRG, and (v) except for regular quarterly dividends or distributions on the common stock of the Company and common partnership units in TRG in amounts per share that are consistent with past practice, regular quarterly dividends on the Company's 8.30% Series A Cumulative Redeemable Preferred Stock (the "Series A Preferred Stock") and regular quarterly distributions on the Series F Preferred Equity, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock or by TRG on any class of its partnership equity.

            (r) None of the Company, TRG, or any Subsidiary is in violation of its partnership agreement, charter documents, or bylaws or in default in the performance of any obligation, agreement, or condition included in any bond, debenture, note, or any other evidence of indebtedness or in any indenture, instrument, or agreement to which the Company or TRG or, to the knowledge of the Company, any Subsidiary is a party or by which any of their respective properties may be bound or affected, except where any such violation or default would not have a Material Adverse Effect.

            (s) None of the Company, TRG or any Subsidiary is in violation of its charter, bylaws, certificate of limited partnership, partnership agreement, limited liability company agreement or other organizational document (the "Organizational Documents'), as the case may be, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which any such entity is a party or by which any of them may be bound, or to which any of its property or assets is subject (collectively, the "Agreements and Instruments") except for such violations or defaults that would not have a Material Adverse Effect. The execution and delivery by the Company and TRG of this

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Agreement, the Designating Amendment and the performance by the Company and TRG of their respective obligations hereunder, do not and will not violate or conflict with or constitute a breach of any of the terms or provisions of, or constitute a default under (i) the Organizational Documents, (ii) the Agreements and Instruments, or (iii) any law, regulation, ruling, order, judgment, or decree to which the Company, TRG or any Subsidiary or any of their respective properties may be subject.

            (t) All authorizations, approvals, orders, consents, qualifications of, or filings with, any court or governmental or regulatory authority or agency that are necessary in connection with the offering, issuance, or sale of the Shares under this Agreement, and the performance by the Company and TRG of their respective obligations hereunder, have been obtained or made, except such as will be obtained on or prior to the Initial Closing Time under the 1933 Act and the 1933 Act Regulations, and except as may be required under state securities laws or regulations with respect to the Shares.

            (u) Neither the Company nor TRG is an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

            (v) Each of the Company, TRG, and each Subsidiary (i) is in compliance with any and all applicable foreign, federal, state, and local laws and regulations relating to the protection of human health and safety, the environment, or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) has received all permits, licenses, and other approvals required of it under applicable Environmental Laws to conduct its respective businesses, and (iii) is in compliance with all terms and conditions of any such permit, license, or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses, or other approvals, or failure to comply with the terms and conditions of such permits, licenses, or approvals are otherwise disclosed in the Prospectus or would not, singly or in the aggregate, have a Material Adverse Effect.

            (w) In the ordinary course of its business, TRG conducts a periodic review of the effect of Environmental Laws on the business, operations, and properties of it and the Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties, or compliance with Environmental Laws or any permit, license, or approval, any related constraints on operating activities, and any potential liabilities to third parties). On the basis of such review, TRG has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect.

            (x) Neither the Company nor any of its directors, officers or controlling persons has taken or will take, directly or indirectly, any action resulting in the violation of Regulation M, or designed to cause or result under the 1934 Act or otherwise in, or which has constituted or which reasonably might be expected to constitute, the stabilization or manipulation of the price of any security of the Company or facilitation of the sale or resale of any such securities.

            (y) The assets of TRG do not constitute "plan assets" under the Employee Retirement Income Security Act of 1974, as amended.

            (z) There are no contracts, agreements, or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the 1933 Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement, except for such contracts or agreements as are described in the Registration Statement (including the contracts and agreements incorporated by reference in the Registration Statement) and with which the Company has complied.

            (aa) The statements set forth in the Prospectus under the captions "Description of Our Series H Preferred Stock" and "Description of Preferred Stock," insofar as they purport to constitute a summary of the terms of the Shares, and under "Underwriting," "Plan of Distribution" and "Material U.S. Federal Income Tax Consequences," insofar as they purport to describe factual matters or relate to matters of law or regulation or constitute summaries of documents described therein, are accurate and complete in all material respects.

            (bb) Commencing with its taxable year ended December 31, 1992, the Company has continuously qualified to be taxed as a real estate investment trust pursuant to Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code") and the Company's present and contemplated organization, ownership, method of operation, assets, and income will enable it to so qualify for the taxable year ending December 31, 2005 and thereafter.

            (cc) Each of the Company and TRG (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

            (dd) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the 1934 Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to each of the Company's principal executive officer and principal financial officer by others within those entities, particularly during the preparation of the Prospectus;
(ii) have been evaluated for effectiveness as of the date of the filing of the Prospectus with the Commission; and (iii) are effective in all material respects to perform the functions for which they were established.

            (ee) Based on its evaluation of its internal controls over financial reporting, the Company is not aware of (i) any significant deficiency or material weakness in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information; (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting; or
(iii) any matter that would cause the Company's management to believe that the Company's internal control over financial reporting is no longer effective.

            (ff) The Company's periodic reports filed pursuant to the 1934 Act and proxy statement contain all disclosures required by Section 303A of the Listing Company Manual of the New York Stock Exchange.

            (gg) Neither the Company nor any of its Subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries, has (1) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (2) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, or (3) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

            Any certificate signed by any officer of the Company and delivered to the Underwriters or to counsel for the Underwriters in connection with the offering of the Shares shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby on the date of such certificate and, unless subsequently amended or supplemented, at each Representation Date subsequent thereto.

            SECTION 2. SALE AND DELIVERY TO THE UNDERWRITERS; CLOSING.

            (a) On the basis of the representations and warranties contained herein and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price set forth on Schedule III, the number of Shares set forth on Schedule A opposite the name of such Underwriter, plus any additional number of Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof. The Company is advised by the Representative that the Underwriters propose to make a public offering of their respective portions of the Shares as soon as is advisable in the judgment of the Representative. The Company is further advised by the Representative that the Shares are to be offered to the public initially at a price per share as set forth on Schedule III.

            (b) In addition, the Company grants to the Underwriters an option to purchase up to 480,000 Option Shares. Such option is granted solely for the purpose of covering over-allotments in the sale of Firm Shares. Option Shares shall be purchased severally for the account of the Underwriters, at the price set forth on Schedule III, in proportion to the number of Firm Shares set forth opposite the name of each Underwriter in Schedule A hereto. The option hereby granted may be exercised at any time and from time to time in whole or in part upon notice by the Representative to the Company, which notice may be given not later than 30 days after the date of this Agreement.

            (c) The Company will deliver the Firm Shares, with transfer taxes thereon duly paid, to the Representative for the respective accounts of the Underwriters in book entry form through the facilities of The Depository Trust Company ("DTC") against payment of the purchase price in Federal (same day) funds by wire transfer to an account of the Company, in connection with the closing of such transactions, at the office of Hogan & Hartson L.L.P., 555 13th Street, N.W., Washington, D.C. 20004, at 10:00 A.M., New York time, on July 1, 2005 (unless postponed in accordance with the provisions of Section 10), or at such other time not later than ten business days thereafter as the Representative and the Company determine, such time being herein referred to as the "Initial Closing Time" and the date of such payment being herein referred as the "Initial Closing Date"). It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Firm Shares which it has agreed to purchase. The Representative may (but shall not be obligated to) make payment of the purchase price for the Firm Shares to be purchased by any Underwriter whose funds have not been received by the Initial Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

            (d) In addition, if the option to purchase Option Shares is properly exercised, the Company will deliver the Option Shares, with transfer taxes thereon duly paid, to the Representative for the respective accounts of the Underwriters in book entry form through the facilities of DTC against payment of the purchase price in Federal (same day) funds by wire transfer to an account of the Company, in connection with the closing of such transactions, at the office of Hogan & Hartson L.L.P., 555 13th Street, N.W., Washington, D.C. 20004, at such time as the Representative and the Company determine, such time being herein referred to as the "Option Closing Time" and the date of such payment being herein referred to as the "Option Closing Date." In the event that the Underwriters exercise their option to purchase Option Shares, Initial Closing Time and Option Closing Time are herein collectively referred to as the "Closing Time" and Initial Closing Date and Option Closing Date are herein collectively referred to as the "Closing Date." In the event that the Underwriters do not exercise their option to purchase Option Shares, the terms Closing Time and Closing Date shall have the same meaning as Initial Closing Time and Initial Closing Date, respectfully. It is understood that each Underwriter will authorize the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Option Shares which it agrees to purchase. The Representative may (but shall not be obligated to) make payment of the purchase price for the Option Shares to be purchased by any Underwriter whose funds have not been received by the Option Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

            (e) Certificates for the Shares shall be in such denominations and registered in such names as the Representative may request in writing at least one full business day before the Closing Time. The certificates for the Shares will be made available for examination by the Representative in Washington, D.C. not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time.

            SECTION 3. COVENANTS OF THE COMPANY AND TRG. Each of the Company and TRG covenants with the Underwriters as follows:

            (a) The Company will notify the Representative immediately, and confirm the notice in writing, of: (i) the effectiveness of any post-effective amendment to the Registration Statement; (ii) the receipt of any comments from the Commission; (iii) any request by the

Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information relating thereto; and
(iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any such stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

            (b) The Company will prepare and timely file or transmit for filing with the Commission the Prospectus in accordance with Rule 424(b) under the 1933 Act Regulations.

            (c) The Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised Prospectus or prospectus supplement that the Company proposes for use in connection with the offering of the Shares that differs from the Prospectus, regardless of whether such revised Prospectus or prospectus supplement is required to be filed pursuant to Rule 424(b) under the 1933 Act Regulations), will furnish the Representative with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such Prospectus to which counsel for the Underwriters shall reasonably object.

            (d) The Company will deliver to Wachovia Capital Markets, LLC one
(1) signed copy, and to the Underwriters as many conformed copies, of the Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) as the Underwriters may reasonably request. The Company will deliver or cause to be delivered definitive certificates evidencing the Shares as soon as practicable after the Closing Date.

            (e) If any event shall occur as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a prospective investor or in order to otherwise comply with the 1933 Act or the 1934 Act, the Company will forthwith prepare and furnish to the Underwriters a reasonable number of copies of an amendment of or supplement to the Prospectus in form and substance reasonably satisfactory to counsel for the Underwriters and the Company's counsel, which will amend or supplement the Prospectus so that it will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a prospective investor, not misleading, and otherwise comply with the 1933 Act and the 1934 Act.

            (f) The Company will endeavor in good faith to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Underwriters may designate, provided that, in connection therewith, neither the Company nor any partner in TRG shall be required to qualify to do business in any jurisdiction in which it is not so qualified. In each jurisdiction in which the Shares have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for so long as required for the distribution of the Shares.

            (g) The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

            (h) The Company and TRG will use the proceeds received by them from the sale of the Shares in the manner specified in the Prospectus under the caption "Use of Proceeds."

            (i) At or prior to the Closing Time, TRG will take or cause to be taken all actions necessary to accept the proceeds from the offering, and designate such capital as Series H Preferred Equity and authorize guaranteed payments with respect to such Series H Preferred Equity in amounts equal to the dividends payable on the Shares, including, without limitation, the authorization, execution, and delivery of an amendment to the partnership agreement of TRG authorizing the designation of one or more series of Preferred Equity and the payment of guaranteed payments in respect any such series.

            (j) The Company shall execute the Designating Amendment and file the same with the Michigan Department of Labor & Economic Growth Bureau of Commercial Services prior to the Closing Time.

            (k) The Company shall use its best efforts to list the Shares at the Closing Time, and maintain such listing, with the New York Stock Exchange.

            (l) The Company shall use its best efforts to continue to maintain its qualification as a "real estate investment trust" under the Code unless and until the Company's Board of Directors determines prospectively that it is in the best interest of the Company's shareholders for the Company not to maintain such qualification.

            (m) The Company hereby agrees that during the period beginning on the date hereof and continuing to and including the date which is sixty (60) days after the date of this Agreement, it will not offer, sell, contract to sell, or otherwise dispose of any preferred stock of the Company or warrants to purchase preferred stock of the Company substantially similar to the Shares (other than the Shares) without the prior written consent of Wachovia Securities Inc.

            SECTION 4. PAYMENT OF EXPENSES.

            (a) TRG will pay all expenses incident to the performance of the Company's obligations under this Agreement, including: (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto; (ii) a discount or commission equal to $0.7875 per Share to the Underwriters and the costs and expenses relating to the transfer and delivery of the Shares to the Underwriters and to the printing of the certificates representing the Shares; (iii) the fees and disbursements of counsel for the Company and TRG; (iv) the fees and disbursements of the Company's or TRG's accountants; (v) the qualification of the Shares under state securities laws in accordance with the provisions of Section 3(f), including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Memorandum; (vi) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, and of the Prospectus and any amendments or supplements thereto; (viii) any fees charged by rating agencies for the rating of the Shares; (ix) any transfer taxes imposed on the sale of the Shares to the Underwriters; (x) the costs and charges of any transfer agent, registrar, or depositary; (xi) all fees and expense in connection with the preparation and filing of a registration statement on Form 8-A relating to the Shares and all costs and expenses relating to the listing of the Shares on the New York Stock Exchange; and (xii) all other costs and expenses incident to the performance of the obligations of the Company and TRG under this Agreement for which provision is not otherwise made in this Section
4. It is understood, however, that except as expressly provided in this Section 4 and Sections 6 and 7, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

            (b) If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 5 or Section 9(a)(i), TRG shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters, not to exceed $100,000.

            SECTION 5. CONDITIONS OF THE UNDERWRITERS' OBLIGATIONS. The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company herein included, to the performance by the Company and TRG of their respective obligations hereunder, and to the following further conditions:

            (a) The Registration Statement, including any Rule 462(b) Registration Statement, has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing information relating to the description of the Shares, the specific method of distribution and similar matters shall have been filed with the Commission in accordance with Rule 424(b)(1), (2), (3), (4) and/or (5), as applicable (or any required post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A), or, if the Company has elected to rely upon Rule 434 of the 1933 Act Regulations, a term sheet including the Rule 434 Information shall have been filed with the Commission in accordance with Rule 424(b)(7).

            (b) Between the date of this Agreement and the Closing Time, there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's or TRG's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the 1933 Act.

            (c) At the Initial Closing Time, the Representative shall have received:

            (1) The favorable opinion, dated as of the Initial Closing Time, of Honigman Miller Schwartz and Cohn LLP, counsel for the Company and TRG, in form and substance satisfactory to the Representative, to the effect that:

                  (i) the Company has been duly incorporated and is validly existing as a corporation and in good standing under the Michigan Business Corporation Act;

                  (ii) TRG has been duly formed and is validly existing as a limited partnership and in good standing under the Delaware Revised Uniform Limited Partnership Act;

                  (iii) the Company has the power and authority to own its property and conduct its business as described in the Prospectus, and is duly qualified and in good standing and authorized to transact business in those jurisdictions set forth opposite its name on Schedule I;

                  (iv) TRG has the power and authority to own its property and conduct its business as described in the Prospectus, and is duly qualified and in good standing and authorized to transact business in those jurisdictions set forth opposite its name on Schedule I;

                  (v) each Subsidiary listed on Schedule II to this Agreement has been duly formed and is validly existing and in good standing under the laws of the jurisdiction of its formation, has the power and authority to own its property and conduct its business as described in the Prospectus, and is duly qualified and in good standing and authorized to transact business in those jurisdictions set forth opposite its name on
      Schedule I;

                  (vi) this Agreement has been duly authorized, executed and delivered by the Company and TRG. Each of the Company and TRG has the power and authority to enter into this Agreement and the Company has the power and authority to issue, sell and deliver to the Underwriters the Firm Shares to be issued and sold by the Company pursuant to this Agreement.

                  (vii) the Firm Shares have been duly authorized and, when delivered to and paid for by the Underwriters in accordance with this Agreement, will be validly issued, fully paid and non-assessable and free of any preemptive or similar rights to subscribe for shares of capital stock of the Company arising under the Michigan Business Corporation Act or the Articles of Incorporation or the By-laws of the Company. To such counsel's knowledge, the issuance of the Firm Shares is not subject to any contractual right to subscribe for the Shares under any contract to which the Company is a party. The terms of the Firm Shares and the terms of the Company's other authorized series of preferred stock ("Other Preferred Stock") conform in all material respects to all statements and descriptions related thereto contained in the Prospectus, and the relative rights, preferences, interests and powers of the Firm Shares and such Other Preferred

      Stock are as set forth in the Company's Articles of Incorporation, as amended, and all such provisions are valid under the Michigan Business Corporation Act. The form of the certificate used to evidence the Firm Shares complies, in all material respects, with all applicable requirements of the Michigan Business Corporation Act, with any applicable requirements of the Articles of Incorporation or By-laws of the Company and the requirements of the New York Stock Exchange;

                  (viii) upon the issuance of the Firm Shares and payment therefor by the Underwriters pursuant to this Agreement and the contribution of the proceeds from such issuance by the Company to TRG, Parity Preferred Equity (as defined in the partnership agreement of TRG) will be issued by TRG to the Company in exchange for such contribution pursuant to the partnership agreement of TRG. The partnership agreement of TRG has been duly authorized by all necessary partnership action of TRG and is a valid and binding obligation of TRG enforceable against TRG in accordance with its terms;

                  (ix) the issuance and sale of the Firm Shares and the execution by each of the Company and TRG of, and the performance by the Company of its obligations under, this Agreement, the Designating Amendment and the consummation of the transactions contemplated hereby by the Company and TRG (including, without limitation, the issuance of the Parallel TRG Interest) will not (A) violate any provision of applicable law or the Organizational Documents or any judgment, order, or decree of any governmental body, agency, or court having jurisdiction over the Company or TRG that, to the knowledge of such counsel, is applicable to the Company, TRG or any Subsidiary or (B) breach, or result in a default under, any Agreement and Instrument that, to the knowledge of such counsel, is binding upon and is material to the Company, TRG and the Subsidiaries, taken as a whole;

                  (x) no consent, approval, authorization, or order of, or qualification with, any governmental body or agency and no consent, approval, or authorization of any person is required for the performance by the Company and TRG of their respective obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Firm Shares;

                  (xi) to the knowledge of such counsel, there are no legal or governmental proceedings pending or threatened to which the Company, TRG, or any Subsidiary is a party or to which any of their properties is subject, other than proceedings accurately described in the Registration Statement or the Prospectus, or proceedings that would not have a Material Adverse Effect or a material adverse effect on the power or ability of the Company or TRG to perform their respective obligations under this Agreement or to consummate the transactions contemplated by the Registration Statement and Prospectus or any statutes, regulations, contracts, or other documents that are required to be described in the

      Prospectus or to be filed (by incorporation by reference or otherwise) as exhibits to the Registration Statement that are not described or filed as required;

                  (xii) except as described in the Registration Statement or the Prospectus, there is no violation of law known to such counsel relating to the protection of human health and safety or the environment (a) that pertains to the Company, TRG, or any Subsidiary, (b) that individually (or in the aggregate with other similar matters) is material to the business and operations of the Company, TRG, and the Subsidiaries taken as a whole, other than as described in the Registration Statement or the Prospectus, and (c) that is not so described;

                  (xiii) neither the Company nor TRG is an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the 1940 Act;

                  (xiv) the statements (1) set forth in the Prospectus under the captions "Description of Our Series H Preferred Stock" and "Description of Preferred Stock," insofar as they constitute a summary of the terms of the Firm Shares and the Other Preferred Stock, "Certain Provisions of the Articles of Incorporation and Bylaws," "Restrictions on Transfer," and "Risk Factors -- Our ability to pay dividends is further limited by the requirements of Michigan law," insofar as they purport to describe factual matters or relate to matters of law or regulation or constitute summaries of documents described therein, and (2) in the Registration Statement under Item 15 ("Indemnification of Directors and Officers"), are accurate and complete in all material respects;

                  (xv) the Registration Statement has been declared effective under the 1933 Act, and to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

                  (xvi) the Registration Statement and Prospectus (except for financial statements and schedules included therein, as to which such counsel need not express any opinion) comply as to form in all material respects with the 1933 Act and the rules and regulations of the Commission thereunder.

                  (xvii) each document filed pursuant to the 1934 Act and incorporated or deemed incorporated by reference in the Prospectus (except for financial statements and schedules included therein, as to which such counsel need not express any opinion) complied as to form in all material respects with the requirements of the 1934 Act and the rules and regulations promulgated thereunder in effect at the date of their respective filings.

                  (xviii) to such counsel's knowledge, there are no persons with registration rights (or other similar rights) to have any securities of the Company registered pursuant to the Registration Statement or otherwise registered by the

      Company under the 1933 Act in connection with the issuance and sale of the Firm Shares.

      In addition, such counsel shall state that no facts have come to its attention that causes it to believe that the Registration Statement and the prospectus included therein at the time the Registration Statement became effective, as of the filing of the Company's Annual Report on Form 10-K for the year ended December 31, 2004 and as of the date of this Agreement contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of the date of the Prospectus contained, and as of the Initial Closing Time contains, any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that such counsel shall not be required to express any belief with respect to financial statements and schedules; and provided, further, that such counsel may state that its belief is based upon its participation in the preparation of the Registration Statement and Prospectus and any amendments and supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified.

            (2) The opinion of Honigman Miller Schwartz and Cohn LLP that (a) the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Code, effective for each of its taxable years ended December 31, 2001 through December 31, 2004 and its past, current and proposed method of operation will enable the Company to meet the requirements for qualification and taxation as a REIT for its taxable year ending December 31, 2005 and thereafter and (b) the discussion set forth in the Prospectus under the caption "Material U.S. Federal Income Tax Consequences" is a fair and accurate summary of the material Federal income tax consequences of the acquisition, ownership and disposition of the Company's Series H Cumulative Redeemable Preferred Stock.

            (3) (i) The favorable opinion, dated as of the Initial Closing Time, of Hogan & Hartson L.L.P., counsel for the Underwriters, with respect to the matter set forth above in Section (5)(c)(1)(xv), and a statement (in such counsel's customary form) to the effect of the statements set forth in the first sentence of the paragraph immediately following Section 5(c)(1)(xviii); and (ii) the favorable opinion, dated as of the Initial Closing Time, of Dickinson Wright PLLC, special Michigan counsel for the Underwriters, with respect to the matters set forth above in Section (5)(c)(1)(i), (ii), the first sentence of (vi), the first sentence of (vii), and to the effect that statements under the caption "Description of Our Series H Preferred Stock," insofar as they constitute a summary of the terms of the Firm Shares and the Other Preferred Stock, are accurate and complete in all material respects. In giving their opinions, Hogan & Hartson L.L.P. and Dickinson Wright PLLC may rely, (A) as to all matters of fact, upon certificates and written statements of officers and employees of and accountants for each of the Company, TRG, and the Subsidiaries, (B) as to the qualification and good standing of each of the Company and TRG to do business in any state or jurisdiction, upon certificates of appropriate government officials or opinions of counsel in such jurisdictions, which opinions shall be in form and substance satisfactory to counsel for the Underwriters, and (C) with respect to matters of Delaware law that may be relevant to the opinion to be delivered by Dickinson Wright PLLC, upon the opinion of Honigman Miller Schwartz and Cohn LLP given pursuant to
Section 5(c)(1) above.

            (d) At the Closing Time (1) the Registration Statement and the Prospectus shall include all statements which are required to be stated therein in accordance with the 1933 Act and the 1933 Act Regulations and in all material respects shall conform to the requirements of the 1933 Act and the 1933 Act Regulations, and neither the Registration Statement nor the Prospectus shall include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and no action, suit or proceeding at law or in equity shall be pending or, to the knowledge of the Company or TRG, threatened against the Company, TRG, or any Subsidiary which would be required to be set forth in the Prospectus other than as set forth therein, (2) there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus, any Material Adverse Change from that set forth in the Registration Statement, (3) no proceedings shall be pending or, to the knowledge of the Company or TRG, threatened against the Company, TRG, or any Subsidiary before or by any Federal, state, or other commission, board, or administrative agency wherein an unfavorable decision, ruling, or finding might result in any Material Adverse Change other than as set forth in the Prospectus,
(4) the representations and warranties set forth in Section 1(a) hereof shall be accurate as though expressly made at and as of the Closing Time; (5) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time; and (6) no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the Company or TRG, threatened by the Commission or by the state securities authority of any jurisdiction. The Underwriters shall have received, at the Closing Time, a certificate executed by the President or Chief Executive Officer and the Chief Financial Officer of the Company dated as of the Closing Time, evidencing compliance with the provisions of this subsection (d) and additionally stating that the conditions precedent set forth in this Section 5 have been satisfied or waived.

            (e) At the time of execution of this Agreement, the Representative shall have received from each of Deloitte & Touche LLP and KPMG LLP a letter dated such date, in form and substance satisfactory to the Representative and counsel to the Underwriters, containing statements and information of the type ordinarily included in accountants' "comfort letters" as set forth in the American Institute of Certified Public Accountants Statement of Auditing Standards 72 to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement and Prospectus.

            (f) At the Closing Time, the Representative shall have received from each of Deloitte & Touche LLP and KPMG LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than five days prior to the Closing Time.

            (g) Prior to the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein included; and all proceedings taken by the Company or TRG in connection with the issuance and sale of the Shares shall be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters.

            (h) In the event that the Underwriters exercise their option to purchase the Option Shares, at the Option Closing Time, the Representative shall have received:

                  (1) The favorable opinion, dated as of the Option Closing Time, of Honigman Miller Schwartz and Cohn LLP, counsel for the Company and TRG, in form and substance satisfactory to the Representative, with respect to the matters set forth above in Section 5(c)(1) above, except that all references to Firm Shares in Section 5(c)(1) will be deemed to be references to Option Shares for purposes of the opinion delivered pursuant to this Section 5(d)(1).

                  (2) The opinion of Honigman Miller Schwartz and Cohn LLP that
(a) the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Code, effective for each of its taxable years ended December 31, 2001 through December 31, 2004 and its past, current and proposed method of operation will enable the Company to meet the requirements for qualification and taxation as a REIT for its taxable year ending December 31, 2005 and thereafter and (b) the discussion set forth in the Prospectus under the caption "Material U.S. Federal Income Tax Consequences" is a fair and accurate summary of the material Federal income tax consequences of the acquisition, ownership and disposition of the Company's Series H Cumulative Redeemable Preferred Stock.

                  (3) (i) The favorable opinion, dated as of the Option Closing Time, of Hogan & Hartson L.L.P., counsel for the Underwriters, with respect to the matter set forth above in Section (5)(c)(1)(xv), and a statement (in such counsel's customary form) to the effect of the statements set forth in the first sentence of the paragraph immediately following Section 5(c)(1)(xviii); and (ii) the favorable opinion, dated as of the Option Closing Time, of Dickinson Wright PLLC, special Michigan counsel for the Underwriters, with respect to the matters set forth above in Section (5)(c)(1)(i), (ii), the first sentence of (vi), the first sentence of (vii), and to the effect that statements under the caption "Description of Our Series H Preferred Stock," insofar as they constitute a summary of the terms of the Shares and the Other Preferred Stock, are accurate and complete in all material respects, except that all references to Firm Shares in Section 5(c)(1) will be deemed to be references to Option Shares for purposes of the opinions delivered pursuant to this Section 5(d)(2). In giving their opinions, Hogan & Hartson L.L.P. and Dickinson Wright PLLC may rely, (A) as to all matters of fact, upon certificates and written statements of officers and employees of and accountants for each of the Company, TRG, and the Subsidiaries,
(B) as to the qualification and good standing of each of the Company and TRG to do business in any state or jurisdiction, upon certificates of appropriate government officials or opinions of counsel in such jurisdictions, which opinions shall be in form and substance satisfactory to counsel for the Underwriters, and (C) with respect to matters of Delaware law that may be relevant to the opinion to be delivered by Dickinson Wright PLLC, upon the opinion of Honigman Miller Schwartz and Cohn LLP given pursuant to Section 5(d)(1) above.

                  (4) A certificate executed by the President or Chief Executive Officer and the Chief Financial Officer of the Company dated as of the Option Closing Time, evidencing compliance with the provisions of Section 5(d) hereof, and additionally stating that the conditions precedent set forth in this Section 5 have been satisfied or waived.

                  (5) A letter dated as of the Option Closing Time from each of Deloitte & Touche LLP and KPMG LLP, dated as of the Option Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 5(e) hereof, except that the specified date referred to shall be a date not more than five days prior to the Option Closing Time.

            If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof.

            SECTION 6. INDEMNIFICATION.

            (a) The Company and TRG agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the 1934 Act, from and against any and all losses, claims, damages, or liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any claim) caused by any untrue statement or alleged untrue statement of a material fact contained in either the Registration Statement or any amendment thereto, any preliminary prospectus supplement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto, including pursuant to
Section 3(e) hereof), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, or liabilities are caused by any such untrue statement or omission or alleged omission based upon information relating to any Underwriter contained in the Prospectus under the caption "Underwriters."

            (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the 1934 Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to the Underwriter and contained in the Prospectus under the caption "Underwriters."

            (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to paragraph (a) or (b) of this Section 6 such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual and potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Wachovia Capital Markets, LLC, in the case of parties indemnified pursuant to paragraph (a) of this Section, and by the Company, in the case of parties indemnified pursuant to paragraph (b) of this Section. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

            SECTION 7. CONTRIBUTION.

            (a) If the indemnification provided for in Section 6 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein in connection with the offering of the Shares, then each indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the matters that resulted in such losses, claims, damages, or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Price to Public of the Shares. In the case of an untrue or alleged untrue statement of a material fact or the omission to state a material fact, the relative fault of the Company on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

            (b) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in paragraph (a) of this
Section 7. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, and liabilities referred to in paragraph (a) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity. The indemnity and contribution provisions contained in this
Section 7 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of
(i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company or its officers or directors or any person controlling the Company, and (iii) acceptance of and payment for any of the Shares.

            SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements included in this Agreement, or included in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or any controlling person, or by or on behalf of the Company, and shall survive delivery of the Shares.

            SECTION 9. TERMINATION OF AGREEMENT.

            (a) The Representative may terminate this Agreement, by notice to the Company, at any time prior to or at the Closing Time (i) if there has been, since the respective dates as of which information is given in the Registration Statement, any Material Adverse Change, or any development involving a prospective Material Adverse Change, regardless of whether arising in the ordinary course of business, or (ii) if there has occurred any outbreak of hostilities or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the reasonable judgment of the Representative, is material and adverse, (iii) if trading of any securities of the Company or TRG shall have been suspended involuntarily on any exchange or in any over-the-counter market, (iv) if trading generally on the New York Stock Exchange, the American Stock Exchange, the Nasdaq Stock Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, or the Chicago Board of Trade has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchange or by order of the Commission or any other governmental authority, (v) if a banking moratorium has been declared by either Federal, New York, or Michigan authorities, or (vi) a material disruption in commercial banking or securities settlement or clearance services in the United States has occurred.

            (b) The Representative may also terminate this Agreement, by notice to the Company, at any time prior to or at the Closing Time, in the event that the occurrence of any of the events specified in paragraph (a) of this Section 9, either singly or together with any other such event, makes it, in the reasonable judgment of the Representative, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

            (c) If this Agreement is terminated pursuant to Section 9(a) or (b), such termination shall be without liability of any party to any other party except as provided in Section 4, and provided further that Sections 6, 7 and 13 hereof shall survive such termination.

            SECTION 10. EFFECTIVENESS; DEFAULTING UNDERWRITERS. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

            If, on the Closing Date any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representative may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this
Section 10 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Shares and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares to be purchased, and arrangements satisfactory to the Representative and the Company for the purchase of such Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case, either the Representative or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

            SECTION 11. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Wachovia Capital Markets, LLC, 301 South College Street, 7th Floor, Charlotte, North Carolina 28288, Attention:

Debt Capital Markets, (telecopy: (704) 383-9165); and notices to the Company shall be directed to it at Taubman Centers, Inc., 200 East Long Lake Road, Bloomfield Hills, Michigan 48304; Attention: Treasurer (telephone: (248) 258-7258; telecopy: (248) 258-7275).

            SECTION 12. PARTIES. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and (to the limited extent set forth above) TRG and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than those referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein or therein included. This Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties hereto and thereto and their respective successors and said controlling persons and officers, trustees and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

            SECTION 13. GOVERNING LAW AND TIME; MISCELLANEOUS. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

            SECTION 14. COUNTERPARTS. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

            SECTION 15. HEADINGS. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

            If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement among you and the Company and TRG in accordance with its terms.

                                Very truly yours,

                                TAUBMAN CENTERS, INC.


                                By:  /s/ Steven Eder
                                    --------------------------------------------
                                Name:  Steven Eder
                                Title: Treasurer

                                THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP

                                By: Taubman Centers, Inc., its Managing General Partner


                                     By: /s/ Steven Eder
                                        ----------------------------------------
                                     Name: Steven Eder
                                     Its: Authorized Signatory

Accepted as of the date hereof:

Wachovia Capital Markets, LLC


Acting on behalf of itself
and the several Underwriters named herein.

By: Wachovia Capital Markets, LLC

      By: /s/ Teresa Hee
         ---------------------------
      Name: Teresa Hee
      Title: Director

                                   SCHEDULE A

                                                                    Number of
                                                                     Shares
Underwriter                                                      To Be Purchased
-----------                                                      ---------------
Wachovia Capital Markets, LLC..................................     2,336,000
RBC Dain Rauscher Inc. ........................................       640,000
McDonald Investments Inc. .....................................       224,000

         Total.................................................     3,200,000
                                                                    =========

                                   SCHEDULE I

                          List of Foreign Jurisdictions

                  Entity                                      Jurisdictions
                  ------                                      -------------
Dolphin Mall Associates Limited Partnership          Florida

La Cienega Partners Limited Partnership              California

MacArthur Shopping Center, LLC                       Virginia

Oyster Bay Associates Limited Partnership            New York

Short Hills Associates, L.L.C.                       Michigan, New Jersey

Stony Point Associates, LLC                          Virginia

Stony Point Land, LLC                                Virginia

Tampa Westshore Associates Limited Partnership       Florida

Taub-Co Finance LLC                                  New York, Michigan

Taub-Co Kemp, Inc.                                   Texas

Taub-Co Management, Inc.                             Arizona, California, Colorado, Connecticut,
                                                     Delaware, Florida, Illinois, Massachusetts,
                                                     New Jersey, New York, Ohio, Pennsylvania,
                                                     South Carolina, Virginia

Taubman Asia Management Limited                      Hong Kong

Taubman Auburn Hills Associates                      Michigan
Limited Partnership

Taubman Centers, Inc.                                Arizona, California, Colorado, Connecticut,
                                                     Delaware, Florida, Massachusetts, Nevada,
                                                     New Jersey, New York, Ohio, Pennsylvania,
                                                     South Carolina, Virginia, New Jersey

Taubman Regency Square Associates, LLC               Virginia

                  Entity                                      Jurisdictions
                  ------                                      -------------
The Taubman Company, LLC                             Arizona, California, Colorado, Connecticut,
                                                     Florida, Illinois, Michigan, Nevada, New
                                                     Jersey, New York, North Carolina, Ohio,
                                                     South Carolina, Texas, Virginia

The Taubman Realty Group Limited Partnership         Arizona, California, Colorado, Connecticut,
                                                     Florida, Illinois, Massachusetts, Michigan,
                                                     Nevada, New Jersey, New York, Ohio,
                                                     Pennsylvania, Texas, Virginia

TJ Palm Beach Associates Limited Partnership         Florida, Michigan

TRG Charlotte Land, LLC                              North Carolina

Willow Bend Kemp Limited Partnership                 Texas

Willow Bend Realty Limited Partnership               Texas

Willow Bend Shopping Center Limited                  Michigan, Texas
Partnership

                                   SCHEDULE II

                        List of Significant Subsidiaries

Dolphin Mall Associates Limited Partnership, a Delaware limited partnership Fairlane Town Center, LLC, a Michigan limited liability company
La Cienega Partners Limited Partnership, a Delaware limited partnership Lakeside/Novi Land Partnership, LLC, a Michigan limited liability company MacArthur Shopping Center, LLC, a Delaware limited liability company
Northlake Land LLC, a Delaware limited liability company
Oyster Bay Associates Limited Partnership, a Delaware limited partnership
Short Hills Associates, L.L.C., a Delaware limited liability company
Stony Point Associates, LLC, a Delaware limited liability company
Stony Point Land, LLC, a Delaware limited liability company
Tampa Westshore Associates Limited Partnership, a Delaware limited partnership Taub-Co Finance LLC, a Delaware limited liability company
Taub-Co Finance II, Inc., a Michigan corporation
Taub-Co Kemp, Inc., a Michigan corporation
Taub-Co Land Holdings, Inc., a Michigan corporation
Taub-Co Management, Inc., a Michigan corporation
Taub-Co Management IV, Inc., a Michigan corporation
Taubman Asia Management Limited, a Cayman Island company
Taubman Auburn Hills Associates Limited Partnership, a Delaware limited partnership
Taubman Regency Square Associates, LLC, a Delaware limited liability company The Taubman Company, LLC, a Delaware limited liability company
The Taubman Realty Group Limited Partnership, a Delaware limited partnership
TJ Palm Beach Associates Limited Partnership, a Delaware limited partnership TRG Charlotte Land, LLC, a Delaware limited liability company
TRG Charlotte, LLC, a Delaware limited liability company
Twelve Oaks Mall, LLC, a Michigan limited liability company
Willow Bend Kemp Limited Partnership, a Delaware limited partnership
Willow Bend Realty Limited Partnership, a Delaware limited partnership
Willow Bend Shopping Center Limited Partnership, a Delaware limited partnership

                                  SCHEDULE III

1.    The initial offering price of the Shares shall be $25.00 per share.

2. The purchase price to be paid by the several Underwriters for the Shares shall be $24.2125 per share, being an amount equal to the initial public offering price set forth above less $0.7875 per share.

3.    The dividend rate on the Shares shall be 7.625% per annum.

4. The maximum selling commission is $0.50 per share and the maximum reallowance discount is $0.45 per share.